SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2016

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SITESTAR CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-27763	88-0397234
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4026 Wards Road, Suite G1 #271
Lynchburg, VA		24502
(Address of principal executive offices)		(Zip Code)

(434) 239-4272

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.

On October 1, 2016, HVAC Value Fund, LLC ("HVAC Value Fund"), a subsidiary of Sitestar Corporation (the "Company"), completed the acquisition of a business in the Heating, Ventilation, and Air Conditioning ("HVAC") industry for a total cost of $315,000. To date, inclusive of this acquisition, HVAC Value Fund has consummated five (5) acquisitions and/or investments in the HVAC industry. As previously reported in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 14, 2016, and in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016 filed with the Securities and Exchange Commission on September 9, 2016, the purpose of HVAC Value Fund is to acquire HVAC businesses. Accordingly, this recent acquisition and the four previously-reported acquisitions were made in the ordinary course of business and consistent with the customs and practices (including with respect to nature, scope, magnitude, quantity, frequency and contemplated purpose) of HVAC Value Fund, and, in turn, the Company.

As previously reported in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 14, 2016, and in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016 filed with the Securities and Exchange Commission on September 9, 2016, the Company previously made an initial capital contribution to HVAC Value Fund in the amount of $1,000,000, pursuant to that certain Limited Liability Company Agreement of HVAC Value Fund dated effective as of June 13, 2016 (the "LLC Agreement"). On September 8, 2016, the Board of Directors of the Company authorized the Company to accelerate its existing commitment under the LLC Agreement to make an additional capital contribution to the HVAC Fund in the amount of $1,000,000 (the "Additional Commitment Amount"), and, accordingly, as of October 1, 2016, the Company has contributed $500,000 of such Additional Commitment Amount to HVAC Value Fund. The Company expects to contribute to HVAC Value Fund the remainder of the Additional Commitment Amount when and as HVAC Value Fund requires the same for its business, acquisition and/or investment activities.

Item 9.01 - Financial Statements and Exhibits.

(a) Financial statements of businesses acquired – not applicable

(b) Pro forma financial information – not applicable

(c) Shell company transactions – not applicable

(d) Exhibits – none

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2016		SITESTAR CORPORATION

	By:	/s/ Steven L. Kiel
Steven L. Kiel
President & CEO